Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 17, 2014, relating to the financial statements and financial highlights which appear in the July 31, 2014 Annual Reports to Shareholders of John Hancock Funds II, including John Hancock Absolute Return Currency Fund, John Hancock China Emerging Leaders Fund (to be known as John Hancock Emerging Leaders Fund), John Hancock Diversified Strategies Fund, John Hancock Fundamental All Cap Core Fund, John Hancock Fundamental Large Cap Core Fund, John Hancock Fundamental Large Cap Value Fund, John Hancock Global Absolute Return Strategies Fund, John Hancock Global Income Fund, John Hancock International Growth Equity Fund, John Hancock Short Duration Credit Opportunities Fund, and John Hancock Technical Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 24, 2014